    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON,D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         TUMBLEWEED COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                                        94-3336053
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                                700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 216-2000
               (Address, Including Zip Code, and Telephone Number,
              Including Area Code, of Principal Executive Offices)

                 INTERFACE SYSTEMS, INC. 1992 STOCK OPTION PLAN
    INTERFACE SYSTEMS, INC. 1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
              INTERFACE SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                               BERNARD J. CASSIDY
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         TUMBLEWEED COMMUNICATIONS CORP.
                                700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                     (Name and Address of Agent for Service)

                                 (650) 216-2000
          (Telephone Number, including Area Code, of Agent for Service)

                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                             AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)          PER SHARE               PRICE          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Interface Systems, Inc. 1992 Stock Option
Plan (shares issuable pursuant to
outstanding options), Common Stock, par
value $0.001 per share                                  190,040           $16.29 (2)            $3,095,752             $817.28
------------------------------------------------------------------------------------------------------------------------------
Interface Systems, Inc. 1992 Stock Option
Plan (shares available for issuance),
Common Stock, par value $0.001 per
share                                                   304,023           $20.13 (3)            $6,119,983           $1,615.68
------------------------------------------------------------------------------------------------------------------------------
Interface Systems, Inc. 1993 Stock Option
Plan for Non-Employee Directors,
Common Stock, par value $0.001 per
share                                                    45,672           $30.76 (2)            $1,404,871             $370.89
------------------------------------------------------------------------------------------------------------------------------
Interface Systems, Inc. Employee Stock
Purchase Plan, Common Stock, par value
$0.001 per share                                         31,776           $17.11 (4)              $543,687             $143.53
------------------------------------------------------------------------------------------------------------------------------



                                                                -1-




         Total                                     571,511                                   $11,164,293             $2,947.38
==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Tumbleweed Communications Corp. as reported on the Nasdaq National Market on October 23, 2000.

(4) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Tumbleweed Communications Corp. as reported on the Nasdaq National Market on October 23, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

                        --------------------------------

    The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.      PLAN INFORMATION *

ITEM 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION *

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

             Tumbleweed Communications Corp. (the "Company" or "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

          (a) The Registrant's 424(b) prospectus, filed August 3, 2000, which contains audited consolidated financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the "Commission") under Section 12 of the Exchange Act on August 2, 2000, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

ITEM 4.   DESCRIPTION OF THE SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps") will issue an opinion regarding the validity of the shares of the Company's Common Stock offered hereby. Gregory C. Smith, a partner at Skadden, Arps and the brother of Jeffrey C. Smith, President and Chief Executive Officer of the Company and Chairman of its board of directors, beneficially owns 39,146 shares.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

          Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent or employee of the Company or is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

          Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

          The Company's certificate of incorporation includes a provision that limits the liability of its directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

          - any breach of their duty of loyalty to the corporation or its stockholders;

          - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

          - any transaction from which the director derived an improper personal benefit.

          The Company's certificate of incorporation and bylaws generally provide that the Company will indemnify, to the fullest extent permitted by
Section 145 of the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he or she is or was a director or officer of ours, or is or was serving at the Company's request as a director, officer, employee or agent of another entity, against expenses incurred by him or her in connection with that proceeding. An officer or director will not be entitled to indemnification by the Company if:

          - the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the Company's best interests; or

          - with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his or her conduct was unlawful.

          The Company has entered into indemnification agreements with the Company's directors containing provisions which require us, among other things, to indemnify the Company's directors against various liabilities that may arise by virtue of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          See Exhibit Index.

ITEM 9.   UNDERTAKINGS

     1.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF REDWOOD CITY, STATE OF CALIFORNIA, ON THE 25TH DAY OF OCTOBER, 2000.

                                       TUMBLEWEED COMMUNICATIONS CORP.

                                            /s/ Jeffrey C. Smith
                                       By:---------------------------
                                                Jeffrey C. Smith
                                       President and Chief Executive Officer

          Each person whose signature appears below hereby constitutes and appoints Jeffrey C. Smith and Joseph C. Consul, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


               NAME                                        TITLE                                DATE
               ----                                        -----                                ----


    /s/ Jeffrey C. Smith
-------------------------------     Chairman of the Board, President and Chief         October 25, 2000
        Jeffrey C. Smith              Executive Officer (Principal Executive
                                      Officer)

    /s/ Joseph C. Consul
-------------------------------     Vice President - Finance and Chief                 October 25, 2000
        Joseph C. Consul              Financial Officer (Principal Financial
                                      Officer and Principal Accounting Officer)

    /s/ Pehong Chen
-------------------------------     Director                                           October 25, 2000
        Pehong Chen

    /s/ Timothy C. Draper
-------------------------------     Director                                           October 25, 2000
        Timothy C. Draper


-------------------------------     Director                                           October __, 2000
        Eric J. Hautemont

    /s/ Kenneth R. Klein
------------------------------      Director                                           October 25, 2000
        Kenneth R. Klein

    /s/ David F. Marquardt
------------------------------      Director                                           October 25, 2000
        David F. Marquardt

    /s/ Standish H. O'Grady
------------------------------      Director                                           October 25, 2000
        Standish H. O'Grady

                                  EXHIBIT INDEX
                                 ---------------

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

    4.1 (1)       Specimen Common Stock Certificate

    4.2 (1) Investors' Rights Agreement, dated as of February 26, 1999, among the Registrant, the Founders, and the holders of the Registrant's preferred stock

    4.3 (1)       Warrant to Purchase Stock, dated November 30, 1998, issued to
                  Silicon Valley Bank

    4.4 (1)       Amended and Restated Certificate of Incorporation of the
                  Company

    4.5 (1)       Amended and Restated Bylaws of the Company

    4.6 (2) Amended and Restated Investors' Rights Agreement, dated as of January 31, 2000, among the Registrant, the Founders, the Investors and the Acquisition Stockholders

    5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered

    23.1          Consent of KPMG LLP, Independent Auditors

    23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

    24.1          Power of Attorney (included on signature page)

(1) Previously filed in Registrant's Registration Statement on Form S-1, as amended (File No. 333-79687), declared effective August 5, 1999, and incorporated herein by reference.

(2) Previously filed in Registrant's Registration Statement on Form S-8, as amended (File No. 333-84683), declared effective August 6, 1999, and incorporated herein by reference.